Exhibit 99.1

ENERGY SERVICES OF AMERICA ANNOUNCES NEIL RIDDLE AS CHIEF OPERATING OFFICER

Huntington, WV   February 16, 2022- Energy Services of America Corporation (the “Company” or “Energy Services”) (OTCQB: ESOA), announced the appointment of R. Neil Riddle, 60, as Chief Operating Officer. With over thirty years of project management and executive experience, Mr. Riddle has an extensive knowledge of the heavy industrial, renewables, and nuclear and fossil power business lines.

Douglas Reynolds, President, commented on the announcement. “We are extremely excited that Neil has decided to join our Energy Services team. He is a proven leader with broad expertise in our markets and I am confident he will drive further growth and create shareholder value.”

About Energy Services

Energy Services of America Corporation (OTCQB: ESOA), headquartered in Huntington, WV, is a contractor and service company that operates primarily in the mid-Atlantic and Central regions of the United States and provides services to customers in the natural gas, petroleum, water distribution, automotive, chemical, and power industries. Energy Services employs 700+ employees on a regular basis. The Company’s core values are safety, quality, and production.

Certain statements contained in the release including, without limitation, the words "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans, the effect of the COVID-19 pandemic, the integration of acquired business and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Source: Energy Services of America Corporation

Contact: Douglas Reynolds, President

(304)-522-3868